Exhibit 99.A

EXHIBIT A

Agreement of Reporting Persons

Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Airspan Networks Inc. has been filed on behalf of the undersigned.

Signature:

Dated: September 22, 2004

Entities:

Oak Investment Partners XI, Limited Partnership
Oak Associates XI, LLC
Oak Management Corporation

	By:	/s/ Edward F. Glassmeyer
Edward F. Glassmeyer, as
General Partner or
Managing Member or as
Attorney-in-fact for the
above-listed entities

Individuals:

Bandel L. Carano
Edward F. Glassmeyer
Gerald R. Gallagher
Fredric W. Harman
Ann H. Lamont
David B. Walrod

	By:	/s/Edward F. Glassmeyer
Edward F. Glassmeyer,
Individually and as
Attorney-in-fact for the
above-listed individuals